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                                                                      Exhibit 11

                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                (In Thousands, Except Share and Per Share Data)

                                                         Fiscal Years Ended June 30
                                                    1997            1996           1995
                                                -----------     -----------    -----------
Primary

Net (Loss)/Income from Continuing Operations    $    (4,584)    $     4,232    $     7,236
                                                ===========     ===========    ===========


Weighted Average Shares Outstanding ........      7,997,296       7,775,391      7,616,437

Incremental Shares from Assumed

  Exercise of Stock Options ................             --         113,954        277,744
                                                -----------     -----------    -----------

Total Shares ...............................      7,997,296       7,889,345      7,894,181
                                                ===========     ===========    ===========


Primary Per Share Amounts

Net (Loss)/Income from Continuing Operations          (0.57)           0.53           0.92
                                                ===========     ===========    ===========


Fully Diluted *

Net (Loss)/Income from Continuing Operations         (4,584)          4,232          7,236
                                                ===========     ===========    ===========


Weighted Average Shares Outstanding ........      7,997,296       7,775,391      7,616,437

Incremental Shares from Assumed

  Exercise of Stock Options ................             --         113,954        277,744
                                                -----------     -----------    -----------

Total Shares ...............................      7,997,296       7,889,345      7,894,181
                                                ===========     ===========    ===========


Fully Diluted Per Share Amounts

Net (Loss)/Income from Continuing Operations    $     (0.57)    $      0.53    $      0.92
                                                ===========     ===========    ===========


* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.